Quantenna Communications

First Quarter Fiscal 2018

Financial Commentary
April 30, 2018

Key Financial Metrics from the Quarter

- Revenue of $45.1 million vs:
  - $37.9 million in Q1'FY17 grew 19% Y/Y
  - $41.3 million in Q4'FY17 grew 9% Q/Q
- GAAP gross margin of 50.5%
- Non-GAAP gross margin of 50.5% vs:
  - 49.2% in Q1'FY17 increased 130bps Y/Y
  - 51.7% in Q4'FY17 declined 120bps Q/Q
- Operating margin in Q1'FY18:
  - (7.8%) GAAP
  - 2.4% Non-GAAP
- GAAP diluted EPS ($0.09) in Q1'FY18
- Non-GAAP diluted EPS $0.03 in Q1'FY18 vs:
  - $0.03 in Q1'FY17
  - $0.01 in Q4'FY17
- Operating cash flow of $6.8 million vs:
  - ($0.4) million in Q1'FY017
  - ($7.6) million in Q4'2017
- Cash, cash equivalents & marketable securities $120.1 million
- DSO 52 days, down 6 days Q/Q
- Annualized inventory turns 4.8x, down from 6.3x Q/Q

Second Quarter FY 2018 Guidance

- Revenue: $51.0 to $53.0 million
- GAAP gross margin: 48%, +/- 100bps
- Non-GAAP gross margin: 48%, +/- 100bps
- GAAP OPEX: flat to up 4% Q/Q
- Non-GAAP OPEX: flat to up 5% Q/Q
- Non-GAAP Tax Exp: Approximately $200,000
- GAAP loss per share: ($0.04) - ($0.02)
- Non-GAAP earnings per share: $0.07 to $0.09

Key Highlights from the Quarter and Fiscal Year

- Wave 3 10G continues its leadership position in Q1 with a MSO initiating a full volume rollout using our technology exclusively in their flagship next generation gateway.
- Our cable MSO customers using our Wave 3 10G solutions are now sourcing their next generation gateways through two separate OEM partners, which adds substantial capacity to serve subscriber demand while diversifying the supply chain.
- Partnered with Canal+ Group to deliver an end-to-end solution that enables wireless HD video redistribution from set-top box to a companion Over-The-Top (OTT) set-top box.
- Announced enhanced Wi-Fi features on the Wave 3 QSR10G chipset family targeting gateways and access points that significantly improve the user experience of mobile Wi-Fi clients.
- Partnered with Greenwave Systems, Inc., to deliver a full duplex 4x4 802.11ac Wave 2 Wi-Fi extender for superior whole-home coverage.
- Collaborated with Icotera to deliver innovative next-generation fiber gateway and Wi-Fi access point solutions to the European market.

Financial Results Call and Webcast

Our Q1 financial results webcast and call will commence on April 30, 2018 at 2:00 p.m. PT (5:00 p.m. ET). The webcast may be accessed at http://ir.quantenna.com/.

An archive of the webcast will be available for 90 days from the date of this release.

Quantenna Communications, Inc.

Revenue Segmentation by WiFi Technology

(in percentage of revenue, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
802.11n	19%	29%	15%	18%	17%	15%	9%	4%
802.11ac Wave 2	80%	71%	84%	79%	79%	72%	83%	83%
802.11ac Wave 3 (10G)	0%	0%	1%	3%	4%	13%	6%	13%
Total Semi Revenue	**99%**	**100%**	**100%**	**100%**	**100%**	**100%**	**98%**	**100%**
Other	1%	0%	0%	0%	0%	0%	2%	0%
Total Revenue	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**	**100%**

April 30, 2018 Quantenna Q1 2018 Financial Results Page 1 of 4

Quantenna Communications, Inc.

Consolidated Statements of Operations (GAAP)

(in thousands, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
Revenue	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275	$ 45,117
COGS	16,671	17,247	18,188	19,307	23,314	25,591	19,996	22,352
Gross Margin	16,364	16,858	19,304	18,584	23,771	24,517	21,279	22,765
GM % of revenue	*49.5%*	*49.4%*	*51.5%*	*49.0%*	*50.5%*	*48.9%*	*51.6%*	*50.5%*
R&D	11,524	11,162	13,691	12,633	16,055	15,011	16,048	17,601
S&M	1,769	2,172	2,520	2,914	3,276	3,363	4,487	4,495
G&A	2,993	3,248	2,757	3,389	4,106	3,735	4,069	4,198
OPEX	16,286	16,582	18,968	18,936	23,437	22,109	24,604	26,294
OPEX % of revenue	49.3%	48.6%	50.6%	50.0%	49.8%	44.1%	59.6%	58.3%
Operating Income (loss)	$ 78	$ 276	$ 336	$ (352)	$ 334	$ 2,408	$ (3,325)	$ (3,529)
OpInc % of revenue	0.2%	0.8%	0.9%	-0.9%	0.7%	4.8%	-8.1%	-7.8%
Interest & Other Income (loss)	(291)	(241)	10	3	45	120	237	334
Pretax Income (loss)	(213)	35	346	(349)	379	2,528	(3,088)	(3,195)
Taxes	21	14	314	535	210	(274)	(35,413)	52
Tax Rate	-10%	40%	91%	-153%	55%	-11%	1147%	-2%
Net Income (loss)	$ (234)	$ 21	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325	$ (3,247)

Consolidated Statements of Operations (Non-GAAP)

(in thousands, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
Revenue	$ 33,035	$ 34,105	$ 37,492	$ 37,891	$ 47,085	$ 50,108	$ 41,275	$ 45,117
COGS	16,668	17,238	18,170	19,264	23,272	25,553	19,954	22,318
Gross Margin	16,367	16,867	19,322	18,627	23,813	24,555	21,321	22,799
GM % of revenue	*49.5%*	*49.5%*	*51.5%*	*49.2%*	*50.6%*	*49.0%*	*51.7%*	*50.5%*
R&D	11,402	10,931	13,234	11,428	14,641	13,644	14,418	15,208
S&M	1,739	2,112	2,392	2,561	2,866	2,947	3,704	3,511
G&A	2,262	2,514	2,494	2,886	3,398	2,787	3,089	3,017
OPEX	15,403	15,557	18,120	16,875	20,905	19,378	21,211	21,736
OPEX % of revenue	46.6%	45.6%	48.3%	44.5%	44.4%	38.7%	51.4%	48.2%
Operating Income (loss)	$ 964	$ 1,310	$ 1,202	$ 1,752	$ 2,908	$ 5,177	$ 110	$ 1,063
OpInc % of revenue	2.9%	3.8%	3.2%	4.6%	6.2%	10.3%	0.3%	2.4%
Interest & Other Income (loss)	(291)	(241)	10	3	45	120	237	334
Pretax Income (loss)	673	1,069	1,212	1,755	2,953	5,297	347	1,397
Taxes	21	14	314	535	210	(274)	(108)	237
Tax Rate	3%	1%	26%	30%	7%	-5%	-31%	17%
Net Income (loss)	$ 652	$ 1,055	$ 898	$ 1,220	$ 2,743	$ 5,571	$ 455	$ 1,160

GAAP to Non-GAAP Reconciling Items

(in thousands, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
Stock Based Compensation								
COGS	$ 3	$ 9	$ 18	$ 43	$ 42	$ 38	$ 42	$ 34
R&D	122	231	457	1,205	1,414	1,367	1,630	2,393
S&M	30	60	128	353	410	416	584	984
G&A	731	734	263	503	708	948	980	1,181
Total	$ 886	$ 1,034	$ 866	$ 2,104	$ 2,574	$ 2,769	$ 3,236	$ 4,592
Non-Recurring Items								
S&M							$ 199	
Income Taxes							$ (35,305)	$ 185

April 30, 2018 Quantenna Q1 2018 Financial Results Page 2 of 4

Quantenna Communications, Inc.

Consolidated Balance Sheet

(in thousands, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
Assets								
Current assets								
Cash, cash equivalents & marketable securities	$ 16,943	$ 17,822	$ 117,045	$ 114,401	$ 124,389	$ 126,866	$ 118,627	$ 120,143
Accounts receivable	20,813	17,306	14,480	17,812	17,696	22,820	26,786	26,310
Inventory	7,449	10,268	15,820	13,361	20,985	23,700	12,662	18,420
Restricted Cash	1,500	1,559	-	-	-	-	-	-
Prepaid expenses and other current assets	1,666	1,842	2,470	3,745	4,332	2,444	2,744	2,949
Total current assets	48,371	48,797	149,815	149,319	167,402	175,830	160,819	167,822
Deferred tax asset	-	-	-	-	-	-	35,422	35,602
Property and equipment, net	3,548	3,842	4,742	6,025	6,380	11,215	12,511	12,415
Intangible and other assets, net	1,311	2,443	232	743	769	4,296	3,952	4,215
Total assets	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704	$ 220,054
Liabilities, Convertible Preferred Stock, and Stockholders' Equity (Deficit)								
Current liabilities								
Accounts payable	$ 3,778	$ 6,038	$ 7,776	$ 1,896	$ 10,527	$ 12,918	$ 2,077	$ 10,696
Accrued liabilities and other current liabilities	10,626	11,910	11,801	18,163	22,021	27,941	22,742	23,531
Long-term debt, current portion	2,102	2,218	2,257	2,288	2,563	2,487	3,943	-
Total current liabilities	16,506	20,166	21,834	22,347	35,111	43,346	28,762	34,227
Long-term debt	7,967	4,342	3,680	3,539	2,445	1,900	-	-
Other long term liabilities	-	578	527	-	425	3,413	3,339	3,222
Convertible preferred stock warrant liability	300	364	-	-	-	-		
Total liabilities	24,773	25,450	26,041	25,886	37,981	48,659	32,101	37,449
Convertible preferred stock	184,704	184,704	-	-	-	-	-	-
Stockholders' equity (deficit)								
Common stock	-	-	3	3	3	3	3	3
Additional paid-in capital	5,381	6,534	290,319	292,710	298,943	302,240	308,023	313,503
Accumulated deficit	(161,628)	(161,606)	(161,574)	(162,512)	(162,376)	(159,561)	(127,423)	(130,901)
Total stockholders' equity (deficit)	(156,247)	(155,072)	128,748	130,201	136,570	142,682	180,603	182,605
Total liabilities, conv prfrrd stock and stockholders' equity	$ 53,230	$ 55,082	$ 154,789	$ 156,087	$ 174,551	$ 191,341	$ 212,704	$ 220,054

Condensed Consolidated Cash Flows

(in thousands, unaudited)

Period Ending	Q2 2016 Jun 26 '16	Q3 2016 Sep 25 '16	Q4 2016 Jan 01 '17	Q1 2017 Apr 02 '17	Q2 2017 Jul 02 '17	Q3 2017 Oct 01 '17	Q4 2017 Dec 31 '17	Q1 2018 Apr 01 '18
Cash flows from operating activities								
Net income (loss)	$ (234)	$ 21	$ 32	$ (884)	$ 169	$ 2,802	$ 32,325	$ (3,247)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities								
Deferred income taxes	-	-	-	-	-	-	(35,333)	
Depreciation and amortization	268	343	398	479	545	542	1,103	1,125
Stock-based compensation expense	886	1,034	866	2,104	2,574	2,769	3,236	4,592
Other	31	174	160	135	62	150	288	(50)
Changes in assets and liabilities								
Accounts receivable	(7,244)	3,508	2,826	(3,332)	116	(5,124)	(3,966)	476
Inventory	(190)	(2,819)	(5,552)	2,459	(7,624)	(2,715)	11,038	(5,758)
Prepaid expenses and other current assets	273	(241)	(618)	(1,324)	(574)	1,876	(313)	(205)
Other assets	(59)	71	(66)	(511)	(27)	(252)	323	58
Accounts payable	(3,599)	2,453	2,940	(5,870)	8,522	2,467	(10,871)	8,725
Accrued liabilities	3,109	1,127	(379)	6,309	3,604	4,747	(5,395)	1,053
Net cash provided by (used in) operating activities	(6,759)	5,671	607	(435)	7,367	7,262	(7,565)	6,769
Cash flows from investing activities								
Purchase of property and equipment	(612)	(995)	(1,103)	(1,700)	(746)	(4,515)	(2,009)	(924)
Purchase of long-term investment	-	-	-	-	-	-	-	(590)
Purchase of marketable securities	-	-	-	-	(71,169)	(32,875)	(27,746)	(13,211)
Proceeds from sale of marketable securities	-	-	-	-	4,994	(1,324)	7,014	-
Maturities of marketable securities	-	-	-	-	-	12,239	14,201	11,515
Restricted cash	(1,500)	(59)	1,500	-	-	-	-	-
Net cash provided by (used in) investing activities	(2,112)	(1,054)	397	(1,700)	(66,921)	(26,475)	(8,540)	(3,210)
Cash flows from financing activities								
Proceeds from issuance of common stock, net of issuance cost	35	697	406	194	3,882	477	3,122	1,438
Proceeds from initial public offering, net of issuance costs	-	-	97,483	-	-	-	-	-
Principal payments on debt	(1,769)	(554)	(551)	(672)	(433)	(651)	(650)	(3,943)
Other	6,804	(3,881)	881	(31)	(65)	-	(892)	(873)
Net cash provided by (used in) financing activities	5,070	(3,738)	98,219	(509)	3,384	(174)	1,580	(3,378)
Effect of exchange rate changes on cash & cash equivalents	-	-	-	-	-	-	113	-
Net increase (decrease) in cash and cash equivalents	(3,801)	879	99,223	(2,644)	(56,170)	(19,387)	(14,412)	181
Cash and cash equivalents								
Beginning of period	20,744	16,943	17,822	117,045	114,401	58,231	38,844	24,432
End of period	16,943	17,822	117,045	114,401	58,231	38,844	24,432	24,613

April 30, 2018 Quantenna Q1 2018 Financial Results Page 3 of 4

Quantenna Communications, Inc. Non-GAAP Financial Measures In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense and changes to deferred tax balances. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this financial commentary. Forward-Looking Statements This financial commentary contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s preliminary financial results for the first quarter ended April 1, 2018, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward- looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: challenges developing new and leading edge products on a timely basis that achieve market acceptance; the complexity of the products, including integration requirements with components from other third parties that are outside of our control; quarterly fluctuations in revenues and operating results; intense market competition, including competition from other companies that are larger and have greater resources and broader product ecosystem offerings; ability to accurately predict future revenue and expenses; potential cancellation of customer orders; risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intellectual property litigation risks; industry consolidation and risks associated with acquisitions, divestitures and strategic partnerships with respect to Quantenna as well as third parties; product liability risks; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry; potential changes in tax and other laws affecting Quantenna’s business; revenue recognition impacts due to ASC 606; adjustments to the preliminary financial results reported in this financial commentary and related earnings call announcement and materials for the first quarter of 2018 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q; and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna, which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. About Quantenna Communications Quantenna (Nasdaq:QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect consumer’s Wi-Fi experience by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon to system and software, to provide total Wi-Fi network solutions. For more information, visit www.quantenna.com. April 30, 2018 Quantenna Q1 2018 Financial Results Page 4 of 4